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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 22, 2003
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                          dated as of September 1, 2003
                          providing for the issuance of

                                  $348,612,780

                     WAMU MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-S9

      Delaware                   333-103345                      94-2528990

      (State or other           (Commission                    (IRS Employer
      jurisdiction of           File Number)                   Identification
        Incorporation)                                            Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (206) 377-8555


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Item 5. Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Morgan Stanley & Co. Incorporated (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed September 22, 2003 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp. WaMu Mortgage Pass-Through Certificates, Series 2003-S9.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its WaMu Mortgage Pass-Through Certificates, Series 2003-S9.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2003

                                    WASHINGTON MUTUAL MORTGAGE SECURITIES
                                    CORP.
                                    (Registrant)

                                    By:  /s/ David Zielke
                                    -------------------------------------
                                    David Zielke
                                    First Vice President and Counsel
                                    (Authorized Officer)